Exhibit 4.31

Mesoblast Limited

Warrant to Purchase Ordinary Shares

Warrant Certificate No.: ___________

Number of Ordinary Shares issuable upon exercise: ___________

Date of Issuance: March 15, 2021 ("Issuance Date")

Mesoblast Limited (ABN 68 109 431 870), an Australian corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., Melbourne time, on the Expiration Date (as defined below), _____________ (_____________) fully paid ordinary shares in the capital of the Company ("Ordinary Shares") subject to adjustment as provided herein (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Ordinary Shares (including any Warrants to Purchase Ordinary Shares issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to purchase Ordinary Shares (the "Subscription Warrants") issued pursuant to a Subscription Agreement, dated as of February 25, 2021, by and among the Company and each investor (the "Investor") referred to therein (the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Subscription Agreement.

1.EXERCISE OF WARRANT.

(a)Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date and on or prior to the Expiration Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant, and (ii) receipt by the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash by wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. An Exercise Notice must be issued for Warrants which have an Aggregate Exercise Price of the higher of: (i) $50,000; or (ii) the balance of the total of the Warrants held by the holder.

On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice together with cleared funds for the Aggregate Exercise Price, the Company shall transmit by facsimile or email an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's share registry who will act as transfer agent (the "Transfer Agent"). On or before the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder has delivered the Aggregate Exercise Price on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date") (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be no later than two (2) Trading Days after the Aggregate Exercise Price is delivered), the Company shall, subject to the Corporations Act and ASX

Listing Rules, issue and allot the Warrant Shares to the Holder, in accordance with the CHESS Rules, to the Holder's nominated account and, subject to the below provision for a later prospectus, issue a Cleansing Statement in respect of such Warrant Shares to the ASX Company Announcements Platform.

The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance and allotment of the Warrant Shares to the Holder's custodian's nominated CHESS account, in accordance with the CHESS Rules, if any. Upon delivery of the Exercise Notice, if at such time (a) the Ordinary Shares, either directly or through an American Depositary Receipt or American Depositary Share program sponsored by the Company, are listed on an Eligible Market that is located in the United States, and (b) the Company has received a valid notice of exercise in respect of some or all of the Warrant Shares; the Holder, directly or through its custodian, shall be deemed, for the purposes of Regulation SHO under the U.S. Securities Exchange Act of 1934, as amended, to have become the holder of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are issued and allotted to the Holder's custodian's nominated CHESS account.

If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded down to the nearest whole number. If required, the Company shall pay any and all stamp, transfer or similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant nothing in this clause will cause the Company to be liable for any income tax, capital gains or similar taxes assessed on the Holder as a result of the exercise of this Warrant.

Subject to the Corporations Act and ASX Listing Rules, the Company's obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

If the Company does not issue a Cleansing Statement for the Warrant Shares received on exercise of the Warrant, or that Cleansing Statement for any reason is not effective to ensure that an offer for issue of the Warrant Shares does not require disclosure to investors (as defined in the Corporations Act), the Company must within seven (7) days of the issue of the Warrant Shares lodge with Australian Securities and Investments Commission a prospectus prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(11) of the Corporations Act and the Holder will not resell (or otherwise dispose of any interest or grant any rights in or security over) such Warrant Shares until the prospectus is lodged and the Holder agrees to the Company applying a holding lock to the Warrant Shares pending the issue of that prospectus.

(b)Exercise Price. For purposes of this Warrant, "Exercise Price" means A$2.88 subject to adjustment as provided herein.

(c)Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(d)Authorized Shares. The Company hereby covenants and agrees that it will not take any steps or actions to amend its constituent documents to decrease its ability to issue the maximum number of Ordinary Shares contemplated to be issued pursuant to this Warrant.

(e)No Quotation. The Company does not intend to seek quotation of this Warrant on the Principal Market.

(f)Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Ordinary Shares with respect to which the Warrant was exercised, pursuant to the terms, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have made the warranties set forth in the Exercise Notice attached hereto as Exhibit A.

2.ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)Adjustment. Other than as set out in this Warrant or the ASX Listing Rules (while the Company is on the Official List of ASX), this Warrant does not confer the right to a change in the Exercise Price or a change in the number of underlying securities over which this Warrant can be exercised.

(b)Adjustment Upon Subdivision or Combination of Ordinary Shares. In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of issued capital of the Company, this Warrant will be re-organised as required by the ASX Listing Rules, but in all other respects the terms of exercise will remain unchanged.

(c)No Participating Rights or Entitlements. There are no participating rights or entitlements inherent in this Warrant and Holders will not be entitled to participate in new issues of capital offered during the currency of this Warrant, except upon exercise of this Warrant.

3.PRO RATA ISSUES AND BONUS ISSUES.

(a)If there is a pro rata issue (except a bonus issue) to the holders of Ordinary Shares, the Exercise Price of this Warrant may be reduced according to the following formula:

O’= O – E [P – (S+D)]

N + 1

O’ =	the new Exercise Price of this Warrant.
O =	the old Exercise Price of this Warrant.
E =	the number of Ordinary Shares into which one Warrant is exercisable. Note: E is one unless the number has changed because of a bonus issue.
P =	the volume weighted average market price per security of the Ordinary Shares, calculatedover the 5 Trading Days ending on the day before the ex-rights date or ex-entitlements date.
S =	the subscription price for a security under the pro rata issue.
D =	the dividend due but not yet paid on the existing Ordinary Shares (except those to be issued under the pro rata issue).

N =	the number of securities with rights or entitlements that must be held to receive a right to one new security.

(b)If there is a bonus issue to the holders of Ordinary Shares, the number of securities over which this Warrant is exercisable may be increased by the number of securities which the holder of this Warrant would have received if this Warrant had been exercised before the record date for the bonus issue.

4.NON-CIRCUMVENTION. The Company covenants and agrees that the Company will not, by amendment of its constitution, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid Ordinary Shares upon the exercise of this Warrant.

5.WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (other than upon exercise of this Warrant) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders, unless and to the extent such notices and other information are publicly released on ASX.

6.REISSUANCE OF WARRANTS.

(a)Transfer of Warrant. Subject to any restrictions under applicable law (including, for the avoidance of doubt, the ASX Listing Rules and the Corporations Act) arising because of the identity of a particular proposed transferee, if this Warrant is to be transferred, the Holder must assign and novate this agreement to the transferee on the same terms and conditions as this Warrant as if the transferee were the original holder hereunder and shall surrender this Warrant to the Company, whereupon, subject to the transferee confirming to the reasonable satisfaction of the Company that the securities are being acquired in a manner that would enable such transferee to make substantially similar warranties to the warranties set forth in the Subscription Agreement and otherwise be able to make and give the warranties and acknowledgements set out in the Exercise Notice, the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. If requested by the Company, the Holder shall, in connection with any such transfer, furnish the Company (at the Holder’s expense) with (A) if such transfer is being made to a transferee that is an "accredited investor" (as defined in Regulation D of the U.S. Securities Act of 1933, as amended), a warranty to that effect, and a warranty with respect to such transferee substantially similar to the "investment purpose" warranty set forth in the Subscription Agreement, or (B) if the conditions set forth in clause (A) above are not satisfied, (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (the “SEC”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto. Without limiting the foregoing, all transfers of this Warrant must be in compliance with all applicable securities laws and must be to persons who are able to make and give the warranties and acknowledgements set out in the Exercise Notice.

(b)Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of an indemnification agreement by the Holder to the Company in customary form (but without any requirement to post any surety or similar bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Warrant Shares shall be given

(d)Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant. For the avoidance of doubt, any reference to the issuance of Warrants for the purposes of this Section 6(d) and the rest of this document does not represent an issue of new equity securities but represents an update of the details of the document of title to which the Warrant relates.

7.COMPANY’S RIGHT TO COMPEL EXERCISE OF WARRANT. If the closing price of the Company’s ordinary shares on ASX exceeds A$4.32 for 45 consecutive trading days, then, as long as the price exceeds A$4.32, the Company may give notice to the Holder that the Holder must exercise this Warrant within 30 Business Days.

8.NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Subscription Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at the earlier of what is required under the ASX Listing Rules and fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares,; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.AMENDMENT AND WAIVER. Except as otherwise provided herein or to the extent required to comply with applicable laws and the ASX Listing Rules, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of a majority of the Warrants then outstanding. Any amendment would have equal effect to all Warrants then outstanding and no consideration will be offered to any holder in relation to any amendment unless the same consideration is offered to all Holders pro rata.

10.GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

Each of the Company and the Holder hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company or the Holder (as the case may be) at the address set forth in the Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Nothing contained herein shall be deemed or operate to preclude either the Company or the Holder from bringing suit or taking other legal action against the Holder or the Company, as applicable, in any other jurisdiction to collect on the Holder’s obligations to the Company or the Company's obligations to the Holder, as applicable, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Company or the Holder, as applicable. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Investors and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt or deemed receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business

Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Subscription Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.TRANSFER. Subject to Chapter 6D of the Corporations Act which prevents on-sale within 12 months to Australian retail investors where further disclosure would be required, this Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15.SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16.DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information the Company shall within one (1) Trading Day after any such receipt or delivery publicly disclose such material, nonpublic information to the ASX Company Announcements Platform, pursuant to a press release or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17.CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b)"ASX Listing Rules" means the listing rules of the Principal Market as waived or modified in respect of the Company.

(c)“ASX Settlement” means ASX Settlement Pty Ltd.

(d)“ASX Settlement Operating Rules” means the Settlement Operating Rules of ASX Settlement.

(e)"Business Day" means:

(1)for determining when a notice, consent or other communication is given, a day that is not a Saturday, Sunday or public holiday in the place to which the notice, consent or other communication is sent; and

(2)for any other purpose, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Melbourne, Australia.

(f)“CHESS” means Clearing House Electronic Subregister System.

(g)"CHESS Rules" means the ASX Settlement Operating Rules and the provisions of the Corporations Act and ASX Listing Rules concerning the electronic share registration and transfer system as and to the extent that they apply to the Company.

(h)"Cleansing Statement" means a notice in relation to the Warrant Shares given by the Company in accordance with section 708A(5) of the Corporations Act.

(i)"Corporations Act" means the Corporations Act 2001 (Cth).

(j)"Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., the NYSE American, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQB or the OTCQX.

(k)"Expiration Date" means the date seven years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(l)"Ordinary Share" means an issued, fully paid, ordinary share in the capital of the Company.

(m)"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n)"Principal Market" means ASX Limited (ABN 98 008 624 691) or the Australian Securities Exchange, as appropriate.

(o)Required Holders" means the holders of the Subscription Warrants representing at least a majority of the Ordinary Shares underlying the Subscription Warrants then outstanding and shall include any of its Affiliates as long as it holds any Subscription Warrants.

(p)"Securities Act" means the U.S. Securities Act of 1933, as amended.

(q)"Subsidiary" has the meaning ascribed to such term in the Subscription Agreement.

(r)"Trading Day" has the meaning given to it in the ASX Listing Rules unless and until the Company is removed from the Official List of ASX, after which it means any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares on such day, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Ordinary Shares to be duly executed as of the Issuance Date set out above.

Executed by Mesoblast Limited

Signature of Director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Exhibit A

Exercise Notice for Warrant issued by

Mesoblast Limited

Contact details for delivery of an Exercise Notice by email:  peter.howard@mesoblast.com

The undersigned holder hereby exercises the right to purchase __________________ of the Ordinary Shares ("Warrant Shares") of Mesoblast Limited, an Australian corporation (the "Company"), evidenced by the attached Warrant to Purchase Ordinary Shares (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as a “Cash Exercise” with respect to _______________________________ Warrant Shares.

2.Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of A$________ to the Company in accordance with the terms of the Warrant.

3.Delivery of Warrant Shares. The Company shall deliver to the holder _________ Warrant Shares in accordance with the terms of the Warrant.

4.The undersigned consents to being a member of the Company and agrees to be bound by the constitution of the Company.

5.Warranties from Holder: At the date of the Exercise Notice and on the date of the issue of the Warrant Shares, the Holder warrants, acknowledges and agrees with the Company as follows:

(i)

It is either: (A) in the United States and are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (B) a person who is otherwise able to able to receive and accept the offer of Warrant Shares in accordance with the applicable laws of the Holder’s domicile without any further requirements for registration or qualification by the Company.

(ii)	It is aware that publicly available information about the Company and its securities can be obtained from the websites of the ASX and the Company.
(iii)

The Holder is not acquiring the Warrant Shares with the purpose of selling or transferring the Warrant Shares, or granting, issuing or transferring interests in, or warrants over, them in violation of any applicable securities laws.

(iv)	The Holder has had access to all information that it believes is necessary or appropriate in connection with your exercise of the Warrant.
(v)

The Holder has made and relied upon its own assessment of securities of the Company, including, without limitation, the particular tax consequences of acquiring, owning or disposing of the Warrant Shares in light of its particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

(vi)	The Holder acknowledges that an investment in the Warrant Shares involves a degree of risk.
(vii)	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a purchase of the Warrant Shares.
(viii)	The Holder has the financial ability to bear the economic risk of the investment in the Warrant Shares.
(ix)	At the time of issue of the Warrant, Holder was not a related party (as defined in section 228 of the Australian Corporations Act) of the Company.
(x)

The issue of the Warrant Shares will not result the Holder (nor any of your “associates”, as that term is defined in the Australian Corporations Act) obtaining a relevant interest in more than 20% of the voting securities of the Company in breach of the Australian Corporations Act.

(xi)

The Holder will not trade any Warrant Shares on the OTC Markets or other market in the United States on which the ordinary shares of the Company trade until such time as such shares are no longer "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act.

(xii)

The Holder acknowledges that the Company is under no obligation to take any further action to seek to qualify the Warrant Shares other than the issue of a cleansing notice or prospectus in accordance with clause 1(a) of this Warrant.

(xiii)	The Holder acknowledges that the Company is entitled to rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

Date:

Signature:

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs to issue the above indicated number of Ordinary Shares.

Executed by Mesoblast Limited

Signature of Director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)